Exhibit 99.1

Quidel Contact:	Media and Investors Contact:
Quidel Corporation	Quidel Corporation
Randy Steward	Ruben Argueta
Chief Financial Officer	(858) 646-8023
(858) 552-7931	rargueta@quidel.com

QUIDEL ANNOUNCES PRELIMINARY REVENUE FOR FOURTH QUARTER 2012

SAN DIEGO, January 4, 2013 (MarketWire) – Quidel Corporation (NASDAQ: QDEL), a leading provider of rapid diagnostic testing solutions and cellular-based virology assays, announced today that it expects revenues in the fourth quarter 2012 in the range of $53 to $54 million.

“We saw a sudden and early onset to this year’s influenza season. I am pleased, however, with how well we were able to respond to the increased and rapid demand for our flu tests,” said Douglas Bryant, president and chief executive officer. “While QuickVue Influenza A+B sales benefited most from the patient visits for influenza-like illness (ILI) in the quarter, Sofia Influenza A+B revenues were a contributor as well, driven by numerous Sofia analyzer placements, the number of which also exceeded internal projections. Currently, our placements exceed 3,000 Sofia instruments, a high percentage of which are installed and on-line,” added Bryant.

These preliminary results are based on management’s initial analysis of operations for the quarter ended December 31, 2012. The company expects to issue full financial results for the fourth quarter and fiscal year 2012 in February.

About Quidel Corporation

Quidel Corporation serves to enhance the health and well being of people around the globe through the development of diagnostic solutions that can lead to improved patient outcomes and provide economic benefits to the healthcare system. Marketed under the QuickVue®, D3® Direct Detection and Thyretain® leading brand names, as well as under the new Sofia® and AmpliVue® brands, Quidel’s products aid in the detection and diagnosis of many critical diseases and conditions, including, among others, influenza, respiratory syncytial virus, Strep A, herpes, pregnancy, thyroid disease and fecal occult blood. Quidel’s research and development engine is also developing a continuum of diagnostic solutions from advanced lateral-flow and direct fluorescent antibody to molecular diagnostic tests to further improve the quality of healthcare in physicians’ offices and hospital and reference laboratories. For more information about Quidel’s comprehensive product portfolio, visit www.quidel.com and Diagnostic Hybrids at www.dhiusa.com.

This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future financial results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. Differences in actual results and performance may arise as a result of a number of factors including, without limitation, seasonality, the timing of onset, length and severity of cold and flu seasons, the level of success in executing on our strategic initiatives, our reliance on sales of our influenza diagnostic tests, uncertainty surrounding the detection of novel influenza viruses involving human specimens, our ability to develop new products and technology, adverse changes in the competitive and economic conditions in domestic and international markets, our reliance on and actions of our major distributors, technological changes and uncertainty with research and technology development, including any future molecular-based technology, the medical reimbursement system currently in place and future changes to that system, manufacturing and production delays or difficulties, adverse regulatory actions or delays in product reviews by the U.S. Food and Drug Administration (the “FDA”), compliance with FDA and environmental regulations, our ability to meet unexpected increases in demand for our products, our ability to execute our growth strategy, including the integration of new companies or technologies, disruptions in the global capital and credit markets, our ability to hire key personnel, intellectual property, product liability, environmental or other litigation, potential required patent license fee payments not currently reflected in our costs, adverse changes in our international markets, potential inadequacy of booked reserves and possible impairment of goodwill, and lower-than-anticipated acceptance, sales or market penetration of our new products. Further, the financial information set forth in this press release reflects the company’s current preliminary estimates, is subject to the completion of its fourth quarter audit process, and is subject to change. The company’s full fourth quarter and year 2012 results could differ materially from the preliminary estimates provided in this press release. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. The risks described under “Risk Factors” in reports and registration statements that we file with the Securities and Exchange Commission (SEC) from time to time should be carefully considered. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release. We undertake no obligation to publicly release the results of any revision or update of the forward-looking statements, except as required by law.